Exhibit 10.29

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

DATE: July 1, 2010

Sales Contract

BASF Corporation, with offices at 100 Campus Drive, Florham Park, New Jersey 07932 (“Seller”) hereby agrees to sell Product to: Horizon Pharma USA, Inc. (“Buyer”), with offices at 1033 Skokie Boulevard, Suite 355, Northbrook, Illinois, 60062, and Buyer hereby agrees to purchase Product from Seller for shipment to locations designated by Buyer in USA, Canada or the European Union according to the following terms and conditions:

DISTRIBUTION CHANNEL: In reference to the existing Distributor Agreement between BASF and Ceres Chemical Co., Inc. (“Ceres”), Seller and Buyer agree that the Buyer or the Buyer’s dedicated representative has to purchase the Product in accordance with the terms and conditions of this Contract in so far as applicable, from Ceres until the expiry of the Distributor Agreement with effect as of […***…]. Thereafter the sale/purchase transactions will be conducted directly between the Seller and the Buyer or the Buyer’s dedicated representative in accordance with the terms and conditions of this Contract.

TERM: Effective on the last signature date and through […***…] (the “Initial Term”), whereby the term shall automatically renew for successive renewal terms of […***…] each, unless either party gives written notice of non-renewal at least […***…] prior to the end of the Initial Term or any successive […***…] renewal term, in which case this Agreement shall automatically expire at the end of such Initial Term or renewal term, as applicable. In the event the Buyer does not secure regulatory approval of Horizon’s HZT-501 product in the United States by […***…], then this Contract shall automatically terminate, and the Buyer will pay Seller a termination fee in accordance with the terms of this paragraph. Within 30 days following the date of signature of this Contract, the Buyer will pay Seller […***…] as pre-purchase credit (the “pre-purchase credit”) to be used exclusively as Buyer’s payment against the first […***…] purchased between […***…] and for no other purpose, except as otherwise expressly set forth below. In the event this Contract terminates due to failure of Buyer to secure regulatory approval of Horizon’s HZT-501 product in the United States by […***…], the termination fee therefore as set forth above shall be equal to the amount, if any, remaining of the pre-purchase credit as of […***…], and Seller’s retention of such amount, if any, shall be deemed Buyer’s payment and full satisfaction thereof. In the event that the Contract is not terminated prior to […***…], and the Buyer purchases less than […***…] of Product between […***…], then Seller will withhold from such pre-purchase credit a prorated good will fee from Buyer that is calculated in the following manner (provided, however, that in no event shall such good will fee exceed the amount, if any, remaining of the pre-purchase credit as of […***…], and any amount of the pre-purchase credit remaining after Seller’s withholding of the prorated good will fee will be promptly returned to Buyer):

[…***…] multiplied by a fraction equal to (a) […***…] minus the actual volume of Product in (MTs) purchased, divided by (b) […***…]. Example, Seller purchases […***…] MT of Product in this […***…], then Seller will withhold from Buyer […***…]. In the event that Buyer has not purchased […***…]MT during this […***…], Buyer reserves the option to purchase the outstanding quantity of material sufficient to satisfy the volume requirement at the then going rate. In the event BASF can not deliver the Product, then, the shortage volume will be deducted from this […***…] MTs.

PRODUCT: Ibuprofen DC85 that conforms to the Specifications

SPECIFICATIONS: Attached as Exhibit 1

QUANTITY: Buyer agrees to purchase minimum […***…] of its commercial demand for Product from Seller up to a maximum of […***…] MT/year. If Buyer desires to purchase Product in a quantity in excess of […***…] MT/year, Buyer will notify Seller and the parties will discuss in good faith the purchase of such additional quantity from Seller subject to mutual written agreement on terms.

VOLUME LIMITATION: During each calendar month during the Term, Buyer shall purchase and receive no less than […***…] of 1/12th of the annual quantity estimate of Product set forth herein, and Seller shall be obligated to sell and deliver no more than […***…] of 1/12th of such annual quantity estimate of Product. If no estimated quantity is set forth herein, it is intended that Buyer will order Product in approximately level quantities over the Term, subject to normal seasonal fluctuations that Seller has accepted in writing.

If Buyer purchases less than the above-stated minimum quantity of Product during any calendar month (for reasons other than those excused under Section 4 of the General Terms and Conditions of Sale attached hereto), Seller may, without limiting any other legal remedies that may be available to Seller, reduce the quantity of Product Seller is obligated to supply during each succeeding calendar month of the Term to an amount equal to […***…] of such lesser quantity, and if Seller does so, then the minimum quantity of Product required to be purchased by Buyer in each succeeding calendar month of the Term shall be commensurately reduced.

PRICE: From […***…] the price will be […***…]/kg plus adjustment based on Pharmaceutical Production (PPI) index (pcu325412325412) (http://data.bls.gov/PDQ/servlet/SurveyOutputServlet?series_id=PCU325412325412&data_tool=XGtable) for pharmaceutical preparation manufacturing as defined by the US Bureau of Labor Statistics of the prior calendar year which becomes effective January 1, 2011. With adjustment occurs only once per calendar year effective at […***…].

Formula […***…] X PPI (actual) / PPI (base)

PPI (actual) = PPI annual average index for the prior calendar year (two parties agree to use published preliminary data for the last 4 months)

***Confidential Treatment Requested

PPI (base) = PPI annual average index for 2011 calendar year

For example, PPI (base) = 480, PPI (actual 2013) = 490 based on actual average index of 2012

Price for 2013 = […***…]/kg x 490 / 480 = […***…]/kg

TERMS OF PAYMENT: Net cash within […***…] days from the later of the date of shipment or receipt of the applicable invoice, unless such shipment of Product is rejected in accordance with the provisions of Section 6 of the attached Terms, unless other determined with Ceres for the period through February 1, 2013.

PACKAGING: […***…] kg

DELIVERY TERMS: FCA (Incoterms 2000) Seller’s facility in New Jersey, or Welch’s facility in Michigan, or Dr. Reddy’s facility in Louisiana

SHIPMENT:	As ordered by Buyer in approximately equal monthly quantities, unless otherwise stated in the following shipping schedule, during the Term.

QUALITY:	Terms in Quality Agreement between Buyer and Seller will prevail for all quality and regulatory related issues.

SHIPPING SCHEDULE:

FORECAST: Prior to September 30 of each year of this Agreement, Buyer shall submit to Seller a forecast of quantities of Product Buyer intends to order from Seller during the following calendar year. Buyer shall update the forecast for the following calendar year on a monthly basis (capacity-planning quantities). Attached as Exhibit 2 is Buyer’s initial non-binding forecast. Firm and binding orders shall be submitted to Seller at least […***…] prior to the required delivery dates

TERMS AND CONDITIONS:	THE BASF GENERAL TERMS AND CONDITIONS OF SALE ATTACHED HERETO ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS CONTRACT.

[Signatures next page]

***Confidential Treatment Requested

2

This Contract is not valid unless countersigned by BASF.

ACCEPTED:

Horizon Pharma USA, Inc. (Buyer)	BASF (Seller)

By:	By:

Title:	Title:

Date:	Date:

Exhibit 1. Ibuprofen DC85 Specification

Test	Method	Acceptance Criteria

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

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[…***…]

	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested

5

BASF - GENERAL TERMS AND CONDITIONS OF SALE

(as amended for Horizon Pharma USA, Inc.)

1. Entire Agreement. These Terms and Conditions of Sale (the “Terms”), together with other sales terms, if any, agreed to by Buyer and Seller in a writing (“Sales Terms”), contain the entire and exclusive agreement between the parties regarding the sale of each Product. The Terms, together with the Sales Terms, if any, are referred to herein as the “Contract”. If there is a conflict between the Terms and the Sales Terms, the Sales Terms shall govern. All terms and conditions contained in any prior or subsequent oral or written communication, including, without limitation, terms and conditions contained in Buyer’s purchase order, which are different from or in addition to the Contract are hereby rejected and shall not be binding on Seller or Buyer, and Seller hereby objects thereto, unless expressly agreed in writing to be an amendment to the Contract and signed by both Buyer and Seller. No addition to, or alteration or modification of, the Contract shall be valid unless made in a writing signed by an authorized representative of each party specifically referring to the Contract. Buyer and seller both agree that the current confidentiality agreement between the parties covers any disclosures under this agreement

2. Payment; Taxes. The price for Product is the price in effect on the date of shipment, unless otherwise agreed by the parties. Seller may adjust the price of any Product subject to the terms outlined in the Price section of the Sales Terms. Payment for the full amount of each invoice shall be made to Seller, addressed as indicated on an invoice, in United States currency. All claims by Buyer shall be made by written notice to Seller in accordance with the provisions of Section 6 of these Terms, and no offset or deduction from any invoice is permitted. Acceptance by Seller of bank draft, check, or other media of payment is subject to immediate collection of the full face amount thereof.

In addition to the purchase price, Buyer shall pay Seller any and all governmental taxes, charges or duties of every kind (excluding any tax based upon Seller’s net income or net worth) that Seller may be required to collect or pay upon sale, transfer or shipment of Product (“Tax”). Notwithstanding the above, Seller shall not collect, and Buyer shall not pay, any such Tax for which Buyer furnishes to Seller a properly completed exemption certificate or a direct payment permit certificate. Buyer shall be responsible for any Tax, interest and penalty, if such exemption certificate or direct payment permit certificate is disallowed by the proper taxing authority.

3. Breach; Termination. If Buyer breaches any term of the Contract, (a) Seller may choose to defer any or all further shipments or other performance under the Contract until Buyer cures its breach, or (b) Seller may immediately terminate the Contract if Buyer fails to cure such breach within […***…] after receipt of written notice from Seller describing such breach. If Seller breaches any term of the Contract, Buyer may immediately terminate the Contract if Seller fails to cure such breach within […***…] after receipt of written notice from Buyer describing such breach. In the event of a termination, all outstanding payment obligations or other indebtedness of Buyer to Seller shall be due and payable no later than […***…] after delivery of notice of termination. Acceptance by Seller of less than the full amount due or termination of the Contract by either party shall not be a waiver of any rights of either party under the Contract or applicable law.

Notwithstanding any provision in the Contract, Seller shall have no obligation to pay any rebate, issue any credit or make any other payment of any kind to Buyer unless Buyer is fully in compliance with its payment and other obligations under the Contract and any other contractual obligation in favor of Seller. In addition, in the event that Buyer fails to make any payment when due, Seller shall have the right to offset any and all outstanding payment obligations or other indebtedness of Buyer to Seller against any outstanding payment obligations or other indebtedness that Seller or any of its affiliates may owe Buyer.

4. Force Majeure. Neither Seller nor Buyer shall be responsible for any delay or failure to make or take delivery of Product due to any cause beyond its reasonable control, including without limitation (a) fire, storm, flood, strike, lockout, accident, act of war or terrorism, riot, civil commotion, embargo, (b) any regulation, law, order or restriction of any governmental department, commission, board, bureau, agency, court, or other similar government instrumentality (“Governmental Authority”), or (c) inability of Seller to obtain any required raw material, energy source, equipment, labor or transportation, at prices and on terms Seller deems practicable from Seller’s usual sources of supply. Neither party is subject to any liability to the other for failing to perform during the period such inability exists. Without limiting the generality of the foregoing, under no circumstances shall Seller be obligated to purchase Product from a third party for delivery to Buyer in the event of a force majeure. Quantities so affected may, at the option of either party, be eliminated from the Contract without liability, but the Contract shall remain otherwise unaffected.

5. Compliance with Laws. Seller shall provide or make available to Buyer a Material Safety Data Sheet (MSDS) for each Product. The MSDS contains Product information and describes precautions, if required, associated with such things as transportation, delivery, unloading, discharge, storage, handling and use of the Product. Buyer will familiarize itself with all such information and precautions, including but not limited to safety and health information contained in MSDSs or otherwise transmitted to Buyer by Seller at any time. Buyer will instruct its personnel, agents, contractors, customers or any third party who may be exposed to the Product about such information and precautions, and make copies available to such parties. Buyer assumes full liability and responsibility for compliance with the MSDS. In addition, in connection with this Contract, each of Seller and Buyer shall comply with all applicable laws, statutes, ordinances and regulations of any Governmental Authority including, without limitation, the Foreign Corrupt Practices Act, the anti-money laundering provisions of the USA Patriot Act and Bank Secrecy Act, and United States export control laws (“Applicable Laws”). Buyer shall not resell or ship any Product to persons on the Denied Parties List or persons located within embargoed countries (in both cases as defined under the referenced export control laws). Seller assumes no liability for Buyer’s failure to comply with Buyer’s obligations arising under European Union REACH (Registration, Evaluation, Authorization, and Restriction of Chemicals) Regulations. Buyer shall defend, indemnify and hold harmless Seller from and against all damages, losses, liabilities, costs, expenses (including reasonable attorneys’ fees), penalties, and judgments incurred by Seller as a result of any third party claims, demands or causes of action (each, a “Claim”) arising out of or related to (i) Buyer’s (or others’) processing, transportation, delivery, unloading, discharge, storage, handling, sale or use of any Product (or any product containing Product) or (ii) Buyer’s violation of any Applicable Laws, except, in each case, to the extent such losses result from the breach of this Agreement by, or the negligence or willful misconduct of, Seller or any party acting on behalf of Seller hereunder. Seller assumes no liability for failure of discharge implements or unloading equipment used by Buyer, whether or not supplied by Seller.

6. Warranties. SELLER WARRANTS THAT AT THE TIME OF DELIVERY (I) PRODUCT IS FREE AND CLEAR OF ALL LIENS, ENCUMBRANCES AND SECURITY INTERESTS; AND (II) PRODUCT COMPLIES WITH SELLER’S PUBLISHED SPECIFICATIONS (OR AS OTHERWISE REFERENCED IN THE CONTRACT). SELLER MAKES NO OTHER WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

***Confidential Treatment Requested

1.

BUYER SHALL INSPECT THE PRODUCT SUPPLIED HEREUNDER IMMEDIATELY AFTER DELIVERY. EXCEPT WITH RESPECT TO CLAIMS FOR SHORTAGES[ OR FOR LATENT DEFECTS (AS PROVIDED BELOW)], BUYER’S FAILURE TO GIVE NOTICE TO SELLER OF ANY CLAIM WITHIN […***…] AFTER THE DATE OF DELIVERY SHALL CONSTITUTE UNQUALIFIED ACCEPTANCE OF THE PRODUCT AND A WAIVER BY BUYER OF ALL CLAIMS WITH RESPECT THERETO. Buyer may reject any portion of any shipment of the Product that does not conform to the warranties set forth in the Contract by giving notice to Seller of such claim within […***…] after the date of delivery[; provided, however, that in the case of any Product having latent defects that could not have been discovered by Buyer within […***…] of delivery despite reasonable inspection by Buyer, Buyer may reject such Product by giving written notice to Seller of Buyer’s rejection of such Product within […***…] after discovery of such latent defect(s), but such notice may in no event be given later than […***…] after receipt of such shipment]. Whether or not Seller accepts Buyer’s basis for rejection, Seller will supply replacement Products within […***…] of notice of rejection at no additional cost. Within […***…] of receiving any notice of rejection from Buyer, Seller will respond stating whether (a) it accepts the rejection or (b) it disputes the rejection, in which case the parties will refer such dispute to a mutually acceptable independent third party with the appropriate expertise to assess the conformity or non-conformity of the rejected Product. Such independent third party shall test the applicable Product and shall determine whether such Products were conforming or non-conforming. The parties agree that such third party’s determination shall be final and binding upon the parties. The party against whom the independent third party rules shall bear the costs of testing by such independent third party, and if such third party determines that Seller’s rejection of Product was incorrect, Seller will purchase and pay for both the initially rejected and replacement Products.

CLAIMS FOR SHORTAGES MUST BE RECEIVED BY SELLER IN WRITING WITHIN […***…] AFTER DELIVERY OF PRODUCTS. SELLER SHALL BE GIVEN A REASONABLE OPPORTUNITY TO INSPECT ANY SHIPMENT CLAIMED BY BUYER TO CONTAIN A SHORTAGE. SELLER SHALL PROMPTLY DELIVER PRODUCT FOR ANY CLAIMED SHORTAGE WITHIN […***…] AFTER WRITTEN NOTICE OF SUCH SHORTAGE BY SELLER, AT SELLERS EXPENSE.

ANY TECHNICAL ADVICE FURNISHED OR RECOMMENDATION MADE BY SELLER OR ITS REPRESENTATIVE CONCERNING ANY USE OR APPLICATION OF ANY PRODUCT IS BELIEVED TO BE RELIABLE BUT SELLER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ITS ACCURACY OR COMPLETENESS OR OF THE RESULTS TO BE OBTAINED. WITH REGARD TO ANY HANDLING OF ANY PRODUCT, BUYER ASSUMES FULL RESPONSIBILITY FOR QUALITY CONTROL, TESTING AND DETERMINATION OF SUITABILITY OF PRODUCT FOR ITS INTENDED APPLICATION OR USE.

7. Intellectual Property. Seller warrants that the process or processes of manufacture of the Product and the Product itself do not infringe any U.S. patents and agrees to defend, indemnify and hold harmless Buyer from and against all Claims arising out of or related to infringement of any U.S. patent by the practice or use of the process or processes of manufacture of the Product by Seller or the Product delivered by Seller.

Since Seller has no control over Buyer’s (or others’) processing, sale, use, or disposition of any Product (or any product containing Product), including, without limitation, the admixing, reacting or combining of any Product with other products, chemicals or materials, Buyer assumes the entire liability and responsibility therefor and agrees to defend, indemnify and hold harmless Seller from and against all Claims arising out of or related to infringement of any third party’s patents, patents on processes practiced by Buyer or patents on products made by Buyer by the processing, sale, use, or disposition of any Product (or any product containing Product), including, without limitation, the admixing, reacting or combining of any Product with other products, chemicals or materials, by or on behalf of Buyer after purchase from Seller.

8. Limitation of Liability. THE REMEDIES SET FORTH IN SECTION 6 ARE BUYER’S SOLE AND EXCLUSIVE REMEDY FOR ANY PRODUCT THAT DOES NOT COMPLY WITH THE WARRANTIES SET FORTH IN SECTION 6. SELLER’S TOTAL LIABILITY AND BUYER’S EXCLUSIVE REMEDY FOR ANY CAUSE OF ACTION ASSOCIATED WITH THE CONTRACT, WHETHER BASED IN TORT, CONTRACT, STRICT LIABILITY OR ANY OTHER LEGAL THEORY IS EXPRESSLY LIMITED TO PAYMENT IN AN AMOUNT […***…], EXCEPT IN THE EVENT OF NEGLIGENCE OR WILLFUL MISCONDUCT BY SELLER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY OTHER DAMAGES INCLUDING, WITHOUT LIMITATION, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES. SUCH EXCLUDED INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES INCLUDE LOSS OF PROFITS, LOSS OF PRODUCTION, LOSS OF USE, OR ANY OTHER INDIRECT DAMAGE OR LOSS OF ANY KIND OR CHARACTER TO THE OTHER PARTY, ITS CUSTOMERS, SUPPLIERS, OR OTHER PERSONS OR ENTITIES. ANY ATTEMPT BY BUYER TO REMEDY OR CORRECT A CLAIMED DEFECT BY PERSONS OR ENTITIES NOT AUTHORIZED TO PERFORM SUCH WORK BY SELLER OR CONTINUED USE OF SUCH PRODUCT SHALL VOID THE PRODUCT WARRANTY SET FORTH IN SECTION 6(II) ABOVE AND BUYER IS DEEMED TO HAVE ACCEPTED THE PRODUCT AS IS, WITH NO FURTHER OBLIGATION OF SELLER TO BUYER. IF REQUESTED BY SELLER IN WRITING NO LATER THAN […***…] AFTER THE DATE OF BUYER’S WRITTEN NOTICE OF REJECTION, BUYER SHALL RETURN THE NONCONFORMING PRODUCT TO SELLER STRICTLY IN ACCORDANCE WITH SELLER’S WRITTEN INSTRUCTIONS CONCERNING SHIPPING, HANDLING, INSURANCE, AND OTHER MATTERS AS TO WHICH SELLER ISSUES INSTRUCTIONS, AT SELLER’S EXPENSE. FAILURE TO COMPLY WITH THESE PROVISIONS SHALL INVALIDATE ANY CLAIM BY BUYER FOR BREACH OF WARRANTY.

9. Limitation of Action. BUYER’S FAILURE TO COMMENCE ANY CAUSE OF ACTION RELATED TO THE PRODUCT OR OTHERWISE ARISING UNDER THE CONTRACT WITHIN ONE YEAR AFTER THE DATE OF DELIVERY SHALL CONSTITUTE A WAIVER BY BUYER OF ANY OTHERWISE APPLICABLE STATUTE OF LIMITATIONS AND FOREVER BAR ALL RIGHTS TO COMMENCE ANY CAUSE OF ACTION WITH RESPECT THERETO.

10. Allocation. Seller may allocate its available supply of Product among its customers, itself, and its affiliates on such basis as Seller deems fair and reasonable if Seller is unable, for any reason, to supply the quantities of Product contemplated by the Contract.

11. Credit. If at any time the financial responsibility of Buyer, or the credit risk involved, shall become unsatisfactory to Seller, Seller may require cash or satisfactory security prior to subsequent shipments or deliveries hereunder. The election by Seller to require such cash or security shall not affect the obligation of Buyer to take and pay for the contracted Product. Buyer agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Seller in the collection of any sum payable by Buyer to Seller. Seller shall be entitled to interest on any overdue sum at the maximum rate allowed by applicable law.

12. Title; Risk of Loss. Unless otherwise provided in the Contract (e.g., an INCOTERM), risk of loss of Product shall transfer at Seller’s plant of manufacture. In addition, unless otherwise provided in the Contract, title to Product shall transfer to Buyer simultaneously with risk of loss.

***Confidential Treatment Requested

2.

13. Intentionally deleted.

14. Intentionally deleted.

15. Assignment; Survival. Neither party shall assign all or any portion of the Contract without the other party’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that either party may, without such consent, assign this Agreement, in whole or in part, in connection with the transfer or sale of all or substantially all of the assets or business of such Party relating to the product(s) to which this Agreement relates. The Contract shall bind and inure to the benefit of the successors and permitted assigns of the respective parties. Any assignment or transfer not in accordance with this Contract shall be void. In order that the parties may fully exercise their rights and perform their obligations arising under the Contract, any provisions of the Contract that are required to ensure such exercise or performance (including any obligation accrued as of the termination date) shall survive the termination of the Contract.

16. Governing Law; Miscellaneous. The Contract shall be governed by the laws of the State of Delaware, USA, excluding its conflict of laws principles. The parties agree, consent and waive contest to the exclusive jurisdiction and venue of the federal or state courts of New Jersey for all disputes arising out of or relating to this Contract. The United Nations Convention on Contracts for the International Sale of Goods and the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended, shall not apply to the Contract. Failure of either party to exercise any right it has under the Contract on one occasion shall not operate or be construed as a waiver by such party of its right to exercise the same right on another occasion or any other rights it has. Any waiver must be in a writing signed by the waiving party. If any provision of the Contract shall be adjudicated to be invalid or unenforceable, it is the parties’ intent that the remaining provisions of the Contract will remain in full force and effect, and the affected provision or portion thereof will be deemed modified so that it is enforceable to the maximum extent permissible to reflect as closely as possible the intentions of the parties as evidenced from the provisions of the Contract. The section headings used herein are intended for convenience of reference only and shall not be considered in interpreting the Contract. Nothing in the Contract shall be construed as creating any direct or beneficial right in or on behalf of any third party.

3.